EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Third Quarter 2024 Results
Record Quarterly Revenue Exceeding $200M; Strong Gross Margin Growth
COSTA MESA, CALIFORNIA (November 7, 2024) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 28, 2024.
Third Quarter 2024 Recap
•Net revenue was $201.4 million, an increase of 2.6% over Q3 2023
•Net income of $10.1 million (increase of 216% year-over-year), or $0.67 per diluted share, or 5.0% of revenue, up 340 bps year-over-year
•Non-GAAP adjusted net income of $14.8 million (increase of 44% year-over-year), or $0.99 per diluted share
•Gross margin of 26.2%, year-over-year growth of 350 bps
•Adjusted EBITDA of $31.9 million (increase of 9% year-over-year), or 15.8% of revenue, up 90 bps year-over-year
“VISION 2027 again this quarter is taking hold in many areas and especially in our margin growth, as our mix of Engineered Products and Aftermarket revenue continues to climb as a percentage of revenue. Q3 was another outstanding quarter for DCO as we once again grew our topline both year-over-year and sequentially, led by strength in both of our Military and Commercial Aerospace segments along with strong quarterly gross margins and Adjusted EBITDA margins,” said Stephen G. Oswald, chairman, president and chief executive officer. “Net revenue for the quarter exceeded $200 million for the first time in our history to $201.4 million, up 3% compared to Q3 2023, with strong demand for select military radar, missile and electronic warfare programs, Airbus platforms and business jets, despite the temporary slowdown in demand on Boeing platforms.
"The Company delivered a new quarterly record for gross margin, expanding 350 bps year-over-year from 22.7% to 26.2%, a very impressive result. Ducommun also reached a new quarterly record for Adjusted EBITDA margins, exceeding $30 million for the first time, expanding 90 bps year-over-year from 14.9% to 15.8%. The Adjusted EBITDA margins growth in Q3 reaffirms the strong momentum we have in meeting our VISION 2027 financial goal of 18%. There were many bright spots in Q3 including continued growth in our higher margin Engineered Products businesses, benefits of favorable product mix and higher manufacturing volume, savings from our on-going restructuring program, value pricing along with productivity and a relentless culture, all critical to our success. DCO is now clearly in position to close out its 175th year in business with its best one yet.
“In December 2022, we laid out our VISION 2027 Plan to investors and as we are now almost through year two of the Plan and by year end will be ahead of schedule. The DCO team is driving the business and despite the continued headwinds from aircraft OEMs, including the labor strike at Boeing that ended this week, remains on track to deliver our long-term goals as we drive to meet our commitments.”
Third Quarter Results
Net revenue for the third quarter of 2024 was $201.4 million compared to $196.3 million for the third quarter of 2023. The year-over-year increase of 2.6% was primarily due to the following in the Company's key end-use markets:

•$6.6 million higher revenue in the Company’s military and space end-use markets due to higher rates on selected radar, electronic warfare, and other military and space platforms, partially offset by lower rates on rotary-wing and fixed-wing aircraft platforms; and
•$2.8 million higher revenue in the Company’s commercial aerospace end-use markets due to growth in Airbus and selected business aircraft platforms, partially offset by lower revenues on the 737 MAX and in-flight entertainment products.
In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2024 decreased $4.3 million compared to the third quarter of 2023 mainly due to the Company selectively pruning non-core business.
Net income for the third quarter of 2024 was $10.1 million, or 5.0% of revenue, or $0.67 per diluted share, compared to $3.2 million, or 1.6% revenue, or $0.22 per diluted share, for the third quarter of 2023. This reflects higher gross profit of $8.1 million and lower restructuring charges of $2.1 million (including $0.2 million recorded as cost of sales in the prior year period), partially offset by higher selling, general and administrative (“SG&A”) expenses of $3.3 million. A portion of the higher SG&A expenses were due to the unsolicited non-binding offer to acquire all common stock outstanding of Ducommun Incorporated.
Gross profit for the third quarter of 2024 was $52.7 million, or 26.2% of revenue, compared to gross profit of $44.6 million, or 22.7% of revenue, for the third quarter of 2023. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable product mix and higher manufacturing volume, pricing actions, along with benefits from the restructuring initiative, partially offset by higher other manufacturing costs.
Operating income for the third quarter of 2024 was $15.3 million, or 7.6% of revenue, compared to $8.6 million, or 4.4% of revenue, in the comparable period last year. The year-over-year increase of $6.7 million was primarily due to higher gross profit and lower restructuring charges, partially offset by higher SG&A expenses, which was noted above. Non-GAAP adjusted operating income for the third quarter of 2024 was $21.1 million, or 10.5% of revenue, compared to $17.5 million, or 8.9% of revenue, in the comparable period last year. The year-over-year increase was primarily due to higher GAAP operating income, partially offset by lower add backs of restructuring charges and inventory purchase accounting adjustments.
Adjusted EBITDA for the third quarter of 2024 was $31.9 million, or 15.8% of revenue, compared to $29.3 million, or 14.9% of revenue, for the comparable period in 2023.
Interest expense for the third quarter of 2024 was $3.8 million compared to $5.4 million in the comparable period of 2023. The year-over-year decrease was primarily due to the benefit from the interest rate swaps which became effective on January 1, 2024, along with a lower debt balance in the third quarter of 2024.
During the third quarter of 2024, the net cash provided by operations was $13.9 million compared to $14.3 million during the third quarter of 2023. The lower net cash provided by operations during the third quarter of 2024 was primarily due to lower contract liabilities and higher contract assets, partially offset by lower inventories and higher net income.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 28, 2024 was $115.4 million, compared to $110.7 million for the third quarter of 2023. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$9.9 million higher revenue within the Company’s military and space end-use markets due to higher rates on select radar, electronic warfare, and other military and space platforms, partially offset by lower rates on fixed-wing aircraft platforms; partially offset by
•$0.9 million lower revenue in the Company’s commercial aerospace end-use markets due to lower in-flight entertainment revenues and lower rates on other commercial aerospace platforms, partially offset by higher rates on regional and business aircraft selected single-aisle and twin-aisle aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2024 decreased $4.3 million compared to the third quarter of 2023 mainly due to the Company selectively pruning non-core business.
Electronic Systems segment operating income for the quarter ended September 28, 2024 was $18.9 million, or 16.4% of revenue, compared to $12.7 million, or 11.5% of revenue, for the comparable quarter in 2023. The year-over-year increase of $6.2 million was primarily due to favorable product mix, higher manufacturing volume, pricing actions, and lower restructuring charges, partially offset by higher other manufacturing costs. Non-GAAP adjusted operating income for the third quarter of 2024 was $19.4 million, or 16.8% of revenue, compared to $14.9 million, or 13.4% of revenue, in the comparable period last year.
Structural Systems
Structural Systems segment net revenue for the quarter ended September 28, 2024 was $86.0 million, compared to $85.5 million for the third quarter of 2023. The year-over-year increase was primarily due to the following:
•$3.7 million higher revenue within the Company’s commercial aerospace end-use markets due to growth in Airbus and selected business jet platforms; partially offset by
•$3.3 million lower revenue within the Company’s military and space end-use markets due to lower rates on rotary-wing aircraft and other military and space platforms, partially offset by higher rates on fixed-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended September 28, 2024 was $8.3 million, or 9.6% of revenue, compared to $6.7 million, or 7.9% of revenue, for the comparable quarter in 2023. The year-over-year increase of $1.5 million was primarily due to favorable product mix, pricing actions, and lower inventory purchase accounting adjustments. Non-GAAP adjusted operating income for the third quarter of 2024 was $12.6 million, or 14.7% of revenue, compared to $13.5 million, or 15.7% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2024 were $11.9 million, or 5.9% of total Company revenue, compared to $10.8 million, or 5.5% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher professional services fees of $1.2 million, of which $1.0 million was related to the unsolicited non-binding offer to acquire all the shares of Ducommun Incorporated.
Leadership and Board Updates
In a separate press release, the Company appointed two new independent directors, Daniel G. Korte and Daniel L. Boehle, to the Board.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, November 7, 2024 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BIdf06696d244b40238cb113c5156c0317
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q3 2024 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's VISION 2027 Strategy and its progress towards the goals stated therein, as well as expectations relating to the Company's full year 2024 results. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, November 7, 2024, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, professional fees related to unsolicited non-binding acquisition offer, Guaymas fire related expenses, other fire related expenses, insurance recoveries related to loss on operating assets, insurance recoveries related to business interruption, and inventory purchase accounting adjustments), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than the Company’s net revenues. As a result of these factors, trends in the Company’s overall level of backlog may not be indicative of trends in the Company’s future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 28, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$37,266	$42,863
Accounts receivable, net	107,730	104,692
Contract assets	221,434	177,686
Inventories	185,773	199,201
Production cost of contracts	5,650	7,778
Other current assets	12,507	17,349
Total Current Assets	570,360	549,569
Property and Equipment, Net	109,652	111,379
Operating Lease Right-of-Use Assets	30,613	29,513
Goodwill	244,600	244,600
Intangibles, Net	153,779	166,343
Deferred income taxes	5,107	641
Other Assets	15,806	18,874
Total Assets	$1,129,917	$1,120,919
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$75,430	$72,265
Contract liabilities	36,875	53,492
Accrued and other liabilities	46,126	42,260
Operating lease liabilities	8,328	7,873
Current portion of long-term debt	10,938	7,813
Total Current Liabilities	177,697	183,703
Long-Term Debt, Less Current Portion	245,988	256,961
Non-Current Operating Lease Liabilities	23,361	22,947
Deferred Income Taxes	496	4,766
Other Long-Term Liabilities	16,803	16,448
Total Liabilities	464,345	484,825
Commitments and Contingencies
Shareholders’ Equity
Common Stock	148	146
Additional Paid-In Capital	213,471	206,197
Retained Earnings	446,701	421,980
Accumulated Other Comprehensive Income	5,252	7,771
Total Shareholders’ Equity	665,572	636,094
Total Liabilities and Shareholders’ Equity	$1,129,917	$1,120,919

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Revenues	$201,412	$196,250	$589,259	$564,761
Cost of Sales	148,736	151,648	438,401	443,270
Gross Profit	52,676	44,602	150,858	121,491
Selling, General and Administrative Expenses	35,486	32,182	104,498	88,755
Restructuring Charges	1,924	3,811	4,548	12,750
Operating Income	15,266	8,609	41,812	19,986
Interest Expense	(3,829)	(5,370)	(11,687)	(15,324)
Other Income	—	—	—	7,945
Income Before Taxes	11,437	3,239	30,125	12,607
Income Tax Expense	1,289	26	5,404	1,789
Net Income	$10,148	$3,213	$24,721	$10,818
Earnings Per Share
Basic earnings per share	$0.69	$0.22	$1.68	$0.81
Diluted earnings per share	$0.67	$0.22	$1.65	$0.79
Weighted-Average Number of Common Shares Outstanding
Basic	14,806	14,625	14,758	13,408
Diluted	15,039	14,814	14,981	13,661

Gross Profit %	26.2%	22.7%	25.6%	21.5%
SG&A %	17.6%	16.4%	17.7%	15.7%
Operating Income %	7.6%	4.4%	7.1%	3.5%
Net Income %	5.0%	1.6%	4.2%	1.9%
Effective Tax Rate	11.3%	0.8%	17.9%	14.2%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP net income	$10,148	$3,213	$24,721	$10,818
Non-GAAP Adjustments:
Interest expense	3,829	5,370	11,687	15,324
Income tax expense	1,289	26	5,404	1,789
Depreciation	4,285	4,020	12,339	11,692
Amortization	4,246	4,458	12,790	12,729
Stock-based compensation expense (1)	4,467	5,652	12,753	13,769
Restructuring charges (2)	1,924	3,999	5,405	12,938
Professional fees related to unsolicited non-binding acquisition offer	1,033	—	2,407	—
Guaymas fire related expenses	—	548	—	3,896
Other fire related expenses	—	—	—	477
Insurance recoveries related to loss on operating assets	—	—	—	(5,563)
Insurance recoveries related to business interruption	—	—	—	(2,160)
Inventory purchase accounting adjustments	663	2,041	1,745	2,807
Adjusted EBITDA	$31,884	$29,327	$89,251	$78,516
Net income as a % of net revenues	5.0%	1.6%	4.2%	1.9%
Adjusted EBITDA as a % of net revenues	15.8%	14.9%	15.1%	13.9%
(1) The three and nine months ended September 28, 2024 included $0.9 million and $2.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 30, 2023 included $1.4 million and $2.7 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 28, 2024 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 30, 2023 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales.
(2) The three and nine months ended September 28, 2024 included zero and $0.9 million, respectively, of restructuring charges that were recorded as cost of sales. The three and nine months ended September 30, 2023 each included $0.2 million of restructuring charges that were recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 28, 2024	September 30, 2023	% of Net Revenues 2024	% of Net Revenues 2023	% Change	September 28, 2024	September 30, 2023	% of Net Revenues 2024	% of Net Revenues 2023
Net Revenues
Electronic Systems	4.2%	$115,412	$110,707	57.3%	56.4%	0.3%	$324,391	$323,457	55.1%	57.3%
Structural Systems	0.5%	86,000	85,543	42.7%	43.6%	9.8%	264,868	241,304	44.9%	42.7%
Total Net Revenues	2.6%	$201,412	$196,250	100.0%	100.0%	4.3%	$589,259	$564,761	100.0%	100.0%
Segment Operating Income
Electronic Systems		$18,910	$12,710	16.4%	11.5%		$54,685	$32,249	16.9%	10.0%
Structural Systems		8,289	6,743	9.6%	7.9%		21,716	16,873	8.2%	7.0%
		27,199	19,453				76,401	49,122
Corporate General and Administrative Expenses (1)		(11,933)	(10,844)	(5.9)%	(5.5)%		(34,589)	(29,136)	(5.9)%	(5.2)%
Total Operating Income		$15,266	$8,609	7.6%	4.4%		$41,812	$19,986	7.1%	3.5%
Adjusted EBITDA
Electronic Systems
Operating Income		$18,910	$12,710				$54,685	$32,249
Other Income		—	—				—	222
Depreciation and Amortization		3,575	3,567				10,869	10,626
Stock-Based Compensation Expense (2)		70	124				241	348
Restructuring Charges		91	1,794				562	5,739
		22,646	18,195	19.6%	16.4%		66,357	49,184	20.5%	15.2%
Structural Systems
Operating Income		8,289	6,743				21,716	16,873
Depreciation and Amortization		4,849	4,852				14,058	13,619
Stock-Based Compensation Expense (3)		105	97				261	280
Restructuring Charges		1,833	2,205				4,843	7,113
Guaymas fire related expenses		—	548				—	3,896
Other fire related expenses		—	—				—	477
Inventory Purchase Accounting Adjustments		663	2,041				1,745	2,807
		15,739	16,486	18.3%	19.3%		42,623	45,065	16.1%	18.7%
Corporate General and Administrative Expenses (1)
Operating loss		(11,933)	(10,844)				(34,589)	(29,136)
Depreciation and Amortization		107	59				202	176
Stock-Based Compensation Expense (4)		4,292	5,431				12,251	13,141
Restructuring Charges		—	—				—	86
Professional Fees Related to Unsolicited Non-Binding Acquisition Offer		1,033	—				2,407	—
		(6,501)	(5,354)				(19,729)	(15,733)
Adjusted EBITDA		$31,884	$29,327	15.8%	14.9%		$89,251	$78,516	15.1%	13.9%
Capital Expenditures
Electronic Systems		$1,011	$978				$2,950	$4,752
Structural Systems		1,295	3,802				4,172	11,043
Corporate Administration		—	—				3,024	—
Total Capital Expenditures		$2,306	$4,780				$10,146	$15,795
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

(2)The three and nine months ended September 28, 2024 each included $0.1 million of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 30, 2023 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales.
(3)The three and nine months ended September 28, 2024 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 30, 2023 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales.
(4)The three and nine months ended September 28, 2024 included $0.9 million and $2.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 30, 2023 included $1.4 million and $2.7 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 28, 2024	September 30, 2023	% of Net Revenues 2024	% of Net Revenues 2023	September 28, 2024	September 30, 2023	% of Net Revenues 2024	% of Net Revenues 2023
GAAP operating income	$15,266	$8,609			$41,812	$19,986

GAAP operating income - Electronic Systems	$18,910	$12,710			$54,685	$32,249
Adjustments to GAAP operating income - Electronic Systems:
Other income	—	—			—	222
Restructuring charges	91	1,794			562	5,739
Amortization of acquisition-related intangible assets	373	373			1,120	1,120
Total adjustments to GAAP operating income - Electronic Systems	464	2,167			1,682	7,081
Non-GAAP adjusted operating income - Electronic Systems	19,374	14,877	16.8%	13.4%	56,367	39,330	17.4%	12.2%

GAAP operating income - Structural Systems	8,289	6,743			21,716	16,873
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	1,833	2,205			4,843	7,113
Guaymas fire related expenses	—	548			—	3,896
Other fire related expenses	—	—			—	477
Inventory purchase accounting adjustments	663	2,041			1,745	2,807
Amortization of acquisition-related intangible assets	1,859	1,935			5,578	4,873
Total adjustments to GAAP operating income - Structural Systems	4,355	6,729			12,166	19,166
Non-GAAP adjusted operating income - Structural Systems	12,644	13,472	14.7%	15.7%	33,882	36,039	12.8%	14.9%

GAAP operating loss - Corporate	(11,933)	(10,844)			(34,589)	(29,136)
Adjustments to GAAP Operating Income - Corporate
Restructuring charges	—	—			—	86
Professional fees related to unsolicited non-binding acquisition offer	1,033	—			2,407	—
Total adjustments to GAAP Operating Income - Corporate	1,033	—			2,407	86
Non-GAAP adjusted operating loss - Corporate	(10,900)	(10,844)			(32,182)	(29,050)
Total non-GAAP adjustments to GAAP operating income	5,852	8,896			16,255	26,333
Non-GAAP adjusted operating income	$21,118	$17,505	10.5%	8.9%	$58,067	$46,319	9.9%	8.2%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Net Income	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP net income	$10,148	$3,213	$24,721	$10,818
Adjustments to GAAP net income:
Restructuring charges	1,924	3,999	5,405	12,938
Professional fees related to unsolicited non-binding acquisition offer	1,033	—	2,407	—
Guaymas fire related expenses	—	548	—	3,896
Other fire related expenses	—	—	—	477
Insurance recoveries related to loss on operating assets	—	—	—	(5,563)
Insurance recoveries related to business interruption	—	—	—	(2,160)
Inventory purchase accounting adjustments	663	2,041	1,745	2,807
Amortization of acquisition-related intangible assets	2,232	2,308	6,698	5,993
Total adjustments to GAAP net income before provision for income taxes	5,852	8,896	16,255	18,388
Income tax effect on non-GAAP adjustments (1)	(1,170)	(1,779)	(3,251)	(3,677)
Non-GAAP adjusted net income	$14,830	$10,330	$37,725	$25,529

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP diluted earnings per share (“EPS”)	$0.67	$0.22	$1.65	$0.79
Adjustments to GAAP diluted EPS:
Restructuring charges	0.13	0.27	0.36	0.95
Professional fees related to unsolicited non-binding acquisition offer	0.07	—	0.16	—
Guaymas fire related expenses	—	0.04	—	0.29
Other fire related expenses	—	—	—	0.03
Insurance recoveries related to loss on operating assets	—	—	—	(0.41)
Insurance recoveries related to business interruption	—	—	—	(0.16)
Inventory purchase accounting adjustments	0.05	0.14	0.12	0.21
Amortization of acquisition-related intangible assets	0.15	0.15	0.45	0.44
Total adjustments to GAAP diluted EPS before provision for income taxes	0.40	0.60	1.09	1.35
Income tax effect on non-GAAP adjustments (1)	(0.08)	(0.12)	(0.22)	(0.27)
Non-GAAP adjusted diluted EPS	$0.99	$0.70	$2.52	$1.87

Shares used for non-GAAP adjusted diluted EPS	15,039	14,814	14,981	13,661
(1) Effective tax rate of 20.0% used for both 2024 and 2023 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	September 28, 2024	December 31, 2023
Consolidated Ducommun
Military and space	$591,642	$527,143
Commercial aerospace	430,743	429,494
Industrial	21,528	36,931
Total	$1,043,913	$993,568
Electronic Systems
Military and space	$459,770	$397,681
Commercial aerospace	80,405	87,994
Industrial	21,528	36,931
Total	$561,703	$522,606
Structural Systems
Military and space	$131,872	$129,462
Commercial aerospace	350,338	341,500
Total	$482,210	$470,962
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of September 28, 2024 were $957.0 million. The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of September 28, 2024 was $1,043.9 million compared to $993.6 million as of December 31, 2023.